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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the use, in the registration statement on Form SB-2 of Bergamo Acquisition Corp. of our report dated February 8, 2003 on our audit of the financial statements of Bergamo Acquisition Corp. as of December 31, 2001, and the results of its operations and cash flows for the year ended December 31, 2001, and the reference to us under the caption "Experts".

Henry Schiffer, C.P.A.
An Accountancy Corporation
Beverly Hills, California
February 14, 2003